UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2022

Kaspien Holdings Inc.
(Exact Name of Registrant as Specified in Charter)

New York	0-14818	14-1541629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2818 N. Sullivan Rd. Ste 130
Spokane Valley, WA 99216
______________________
(Address of Principal Executive Offices, and Zip Code)

(855) 300-2710
________

Registrant’s Telephone Number, Including Area Code

______________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, $0.01 par value per share	KSPN	NASDAQ Stock Market

Item 1.01.	Entry into a Material Definitive Agreement

On April 4, 2022, the Company and Alimco Re Ltd. agreed to amend and restate in its entirety the March 2, 2022 Common Stock Purchase Warrant (the “Warrant”) to provide for certain limitations pursuant to NASDAQ Rules 5635(b) and (d), which such limitations shall no longer be applicable if shareholder approval is obtained.

The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the Warrant, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amended and Restated Common Stock Purchase Warrant, dated as of April 4, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2022	Kaspien Holding Inc.

	By:	/s/ Edwin Sapienza
Name: Edwin Sapienza
Title: Chief Financial Officer